TEXAS PETROLEUM CORPORATION

ISSUE OF $5,000,000 FIXED AND FLOATING CONVERTIBLE DEBENTURE

                          D E B E N T U R E

1. FOR VALUE RECEIVED, TEXAS PETROLEUM CORPORATION, a company incorporated under the laws of the State of Colorado, United States of America, and having its registered office at Suite 2000, 9101 E. Kenyon, Denver, Colorado, USA 80237 (hereinafter, the "Company"), will pay to the holder hereof (hereinafter, the "Debenture Holder"), the principal sum of Five Million Dollars ($5,000,000) or the total aggregate principal amount which may at any time be outstanding, whichever is the lesser, in lawful money of the United States of America at the offices of the Company or such other place as the Debenture Holder may in writing from time to time direct and will at the same place pay interest in like money on so much of the principal sum hereby secured as shall be outstanding and unpaid hereunder, at such time as it shall become due and payable, at the rate of Ten Percent (10%) per annum from the time of the advance or expenditure of the funds, calculated monthly not in advance, to be calculated from the date hereof, to be computed monthly on the first day of each and every month commencing on the first day of November, 1992, and payable as more fully set forth hereinbelow.

2. This Debenture is issued subject to and with the benefits and conditions appended hereto which form an integral part hereof.

3. As security for the due payment of the principal sum and interest thereon and all other monies which may become payable hereunder and the performance and observance of the obligations and covenants of the Company herein contained, the Company hereby:

(a) grants, assigns, transfers, and charges to and in favour of the Debenture Holder as and by way of a specific charge all its right, title, and interest in and to those Company assets described in Schedule A hereto, and all Company assets of a like kind or nature hereafter acquired by the Company as they pertain to Schedule A hereto, whether in substitution therefor or in addition thereto; and

(b) charges in favour of the Debenture Holder as and by way of a floating charge on all its undertaking and good will, of whatsoever nature and kind, both present and future, including and without limiting the generality of the foregoing, of those assets described in Schedule A hereto; and

(c) grants, assigns, transfers, and charges to and in favour of the Debenture Holder as and by way of an option, the right to convert any portion or all of the principal sum of Five Million Dollars ($5,000,000), or the total aggregate principal amount which may at any time be outstanding, whichever is the lesser, in lawful money of the United States of America and interest or the total aggregate principal amount and interest which may at any time be outstanding, whichever is the lesser, into restricted common shares of the Company at a price of fifty cents (US$0.50) per share. Any shares issued under the conversion privileges of this Debenture shall carry an "A" share purchase warrant allowing the holder thereof to purchase from the Company, at a price of seventy-five cents (US$0.75), one additional restricted share for each "A" share purchase warrant held. The share purchase warrant shall be valid for a period of two (2) years after the date of issuance of the said share purchase warrant. Any "A" share purchase warrants exercised will be issued one common share and one "B" share purchase warrant allowing the holder thereof to purchase from the Company, at a price of one dollar (US$1.00), one additional restricted share for each "B" share purchase warrant held. The shares being offered herein have not been registered with the U.S. Securities and Exchange Commission under the United States Securities Act of 1933 (the "Act") and may not be resold, directly or indirectly, (a) to any "U.S. Person" (as defined in Regulation S under the Act) or in the United States of America, or (b) to any other individual pursuant to Rule 144, unless the shares are first registered under the Act or an exemption from registration under the Act is available.

IN WITNESS WHEREOF, the Company has hereunto caused the common seal to be affixed in the presence of its duly authorized officer or officers in that behalf this thirty- first day of October, 1992.

The Common Seal of TEXAS PETROLEUM     )
CORPORATION was hereunto affixed in the)
presence of:                           )
                                       )
                                       )
By: /S/ Sidney B. Fowlds, Director     )
                                       )
                                       )
By: /S/ A.V. Feimann, Director         )


                    CONDITIONS REFERRED TO IN AND
                FORMING PART OF THE ATTACHED DEBENTURE

SECTION 1 - Security; Principal Repayment; Election of Interest
Payment or Royalty

1.1 The floating charge hereby created shall in no way hinder or prevent the Company until the security hereby constituted shall become enforceable, from:

(a) selling, disposing of, or dealing with the subject matter of such floating charge in the ordinary course of its business and for the purpose of carrying on the same, or

(b) pledging, assigning, or giving security on the subject matter of such floating charge to its bankers under the Bank Act or any similar banking statute applicable in the United States of America.

1.2 For security and repayment purposes herein, the loan shall be defined as the loan principal and any unpaid interest outstanding.

SECTION 2 - General Covenants

2.1 The Company covenants with the Debenture Holder that it has good right and authority to charge its undertaking and assets as herein provided; that it will forthwith register, file, and record this Debenture at the proper offices where such registration, filing, or recording may be necessary to protect the security hereby constituted; and that it will do, observe, and perform all matters and things necessary or expedient to be done, observed, or performed by virtue of any law of the United States of America, or the State of Colorado or any municipality thereof, or as the Debenture Holder shall reasonably require for the purpose of creating and maintaining the security hereby constituted.

2.2 The Company covenants with the Debenture Holder that it will at all times maintain its corporate existence, will carry on and conduct its business in a proper, efficient, and businesslike manner and in accordance with good business practice; will keep any Computer Centers in good condition and repair according to the nature, description, and uses thereof; will keep or cause to be kept proper books of account in accordance with sound accounting practice; will, if and when required in writing by the Debenture Holder, furnish it with copies of all audited financial statements of the Company furnished to its shareholders and of all interim statements furnished to its directors or shareholders after the date hereof; will permit the Debenture Holder or its representatives to enter upon the premises of the Company at any reasonable time to inspect the books and records of the Company and take extracts therefrom and generally make such examination of the books and records as it deems fit and to inspect or otherwise check the assets of the Company; will pay or cause to be paid all taxes, rates, government fees, or dues levied, assessed, or imposed upon it and its property or any part thereof as and when the same shall become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments, or imposts is in good faith contested by it and will, if and when required in writing by the Debenture Holder, furnish it for inspection with receipts for any of such payments; will duly observe and conform to all valid requirements of any governmental authority relative to any of its property, licenses, and/or franchises; will fully and effectively maintain and keep maintained any Computer Centers and that it will not permit or suffer any judgment for the enforcement of any builder's, contractor's, workman's, or other lien or privilege upon it or in respect of any of the charged premises to remain unsatisfied, provided that the non-payment of any such judgment or the enforcement of any such lien, privilege, or charge shall not be deemed to be a breach of this covenant if the Company shall desire to contest the same and shall furnish security to the satisfaction of the Debenture Holder for the due payment of the amount claimed in respect thereof in case it shall be held to be a valid lien, privilege, or charge; will give the Debenture Holder an exclusive right, for a three-year period from the date hereof, to lend money to the Company such that up to Five Million Dollars can be outstanding at any given time, and the Company agrees it will not contact or utilize other lenders unless and until its outstanding indebtedness exceeds Five Million Dollars; and will insure and keep insured its such buildings, plant, equipment, apparatus, all its stock in trade, and any other insurable property and assets relating to any Computer Centers against such perils and in such amounts as may be usual and prudent with companies carrying on a similar business or holding similar assets.

2.3 The Company covenants it will not without the consent in writing of the Debenture Holder:

(a) sell or otherwise dispose of by conveyance, transfer, lease, or otherwise the whole or substantially the whole it its assets and undertaking; or

(b) create or permit any charge, lien, or other encumbrance or security upon such undertaking, assets, or property, or any part or parts hereof, as pertain to the security created hereunder, ranking or purporting to rank in priority to or pari passu with the charges created by this Debenture.

2.4 If the Company shall fail to perform any covenant on its part herein contained, then the Debenture Holder may in its absolute discretion perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, the Debenture Holder may make such payment but shall be under no obligation to do so; and all sums so paid or expended by the Debenture Holder shall be immediately payable by the Company, shall bear interest at the rate quoted in the Debenture set forth until paid, and shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the Debenture. No such performance or payment shall relieve the Company from any default under the Debenture or any consequences of such default.

SECTION 3 - Events of Default and Enforcement

3.1 Notwithstanding anything to the contrary contained in the Debenture, all unpaid principal and interest owing under this Debenture shall forthwith become due and payable and the security hereby constituted shall become enforceable in each of the events following:

(a) If the Company makes default in the due and punctual payment of any principal of or interest hereunder on demand;

(b) If the Company makes default in the performance or observance of any other covenant or condition herein contained on its part to be observed or performed;

(c) If the Company shall become bankrupt or insolvent or shall be subject to the provisions of any Act or law in force in the United States of America for the benefit of creditors, or go into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or make a general assignment for the benefit of creditors, or otherwise acknowledge insolvency;

(d) If distresses or executions be levied or issued against all Computer Centers, or against such Computer Center or Centers as shall take in more than Fifty Percent (50%) of Company revenues, or any property of the Company associated therewith;

(e) If the Company ceases or threatens to cease to carry on its business or the operations of all of its Computer Centers or such Computer Center or Centers as shall take in more than Fifty
Percent (50%) of Company revenues; or

(f) If any prior security which has been permitted hereby becomes enforceable pursuant to the terms and conditions thereby contained.

3.2 Whenever the security hereby constituted shall have become enforceable, the Debenture Holder may proceed to realize the security hereby constituted and to enforce its rights by proceedings in any court of competent jurisdiction or by any other action, suit, remedy, or proceedings authorized or permitted hereby or by law or in equity. No other remedy for the realization of the security hereof or for the enforcement of the rights of the Debenture Holder shall be permitted, except as set forth hereinbelow.

3.3 Whenever the security hereby constituted shall have become enforceable, the Debenture Holder may by instrument in writing appoint any person to be a receiver (which term shall include a receiver and a manager) of the assets charged by this Debenture, including any profits thereof, and may remove any receiver and appoint another in his stead, and such receiver shall have power to manage sales operations capable of producing such gross receipts as are charged under this Debenture, and for and in connection with such purpose may take any proceedings in the name of and on behalf of the Company and carry on or concur in carrying on the business of the Company, and in so doing shall have the same powers as the Company would have had in carrying on the same if it had not been in default hereunder, and for and in connection with such purpose may borrow or raise money by way of Receiver's certificate or otherwise on the security of any part or parts of the assets charged by this Debenture for cash or by conditional sale and to sell and carry any and all such sales into effect by selling in the name of and on behalf of the Company or otherwise, and to make any arrangements or compromises which he shall think expedient. The rights and powers conferred by this paragraph are supplementary to and not in substitution for any rights of the Debenture Holder. The Debenture Holder may from time to time fix the remuneration of such receiver and direct the payment thereof out of charged receipts. All monies from time to time received by such receiver shall be paid by him, first in discharge of all rents, taxes, rates, insurance premiums, and accounts payable affecting the ability of the Company to continue to earn the charged receipts; secondly, in payment of his remuneration as receiver; thirdly, in keeping in good standing all liens and charges on the Computer Centers, if any, ranking prior to the security hereby constituted; fourthly, in payment of any principal due and payable to the Debenture Holder, whether due and payable upon this Debenture or otherwise; fifthly, in payment of the interest accruing due to the Debenture Holder whether accruing due on this Debenture or otherwise; and lastly, the residue of any monies so received shall be paid to the Company. The Debenture Holder in appointing or refraining from appointing such receiver shall not incur any liability to the receiver, the Company, or otherwise, nor shall the Debenture Holder be responsible for any acts of the receiver.

3.4 In case the security hereby constituted shall have become enforceable, the Debenture Holder shall have the power to waive the default provided that no act or omission of the Debenture Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or any rights resulting therefrom, and provided further that if such waiver takes place after the security hereby constituted has become enforceable, the security hereof shall, notwithstanding anything to the contrary herein contained, be deemed not to have become enforceable, and the floating charge herein contained shall be deemed not to have crystallized or become fixed or specific and shall continue as a floating charge as if such breach or default had not occurred, but nothing herein contained shall in any way affect the validity of any acts by any receiver appointed pursuant hereto or any disposition of assets of the Company made pursuant hereto prior to waiver.

3.5 The Company agrees to pay to the Debenture Holder forthwith on demand all cost, charges, and expenses, including, but not in limitation of the generality of the foregoing, legal fees on an attorney-client basis, of or incurred by the Debenture Holder in connection with the recovery or enforcement of payment of any monies owing hereunder whether by realization or otherwise. All such sums, together with interest thereon at the rate set forth in this Debenture until paid, shall be added to the indebtedness secured by the Debenture and shall also be secured thereby, together with all other indebtedness secured thereby.

SECTION 4 - Notice

4.1 Any notice given by the Debenture Holder in connection with this Debenture may be given by mailing the same addressed to the Company at its registered office and any notice so mailed shall be conclusively deemed to have been received by the Company on the next business day following that on which it was so mailed. Any notice given by the Company to the Debenture Holder in connection with this Debenture may be given by mailing the same addressed to the Debenture Holder in care of North American Oil & Gas Corp., P.O. Box 500, Grand Cayman Island, B.W.I., and any notice so mailed shall be conclusively deemed to have been received by the Debenture Holder on the next business day following that on which it was so mailed. The Debenture Holder and the Company may by notice in writing to the other give notice of change of its address for the giving of notices as herein provided.

SECTION 5 - Proviso for Redemption

5.1 If the Company, its successors or assigns, shall pay or cause to be paid to the Debenture Holder the monies secured by this Debenture and shall otherwise observe and perform the terms thereof, then this Debenture and the rights thereby granted shall cease and be void and thereupon the Debenture Holder shall at the request and at the expense of the Company, its successors or assigns, cancel and discharge the charge constituted by this Debenture and execute and deliver to the Company, its successors or assigns, such deeds and other instruments as shall be requisite to satisfy the charge hereby constituted.

SECTION 6 - General

6.1 This Debenture may be given as additional security to another security or securities to secure the repayment by the Company of any principal sum contained in such other security or securities, and all payments made under the provisions of this Debenture and any conversions of debt into restricted stock hereunder shall reduce pro tanto the amount outstanding under this Debenture as well as the amount secured under the provisions of said other security or securities, if any, and the Company further covenants with the Debenture Holder that any default under any covenant, term, or condition contained in any of the securities above referred to shall constitute default hereunder. Notwithstanding any other provision set forth herein, the Company retains the right to borrow up to Five Million Dollars under this instrument, and if the Company makes any payments to the Debenture Holder or if the Debenture Holder shall exercise any right of conversion set forth hereinabove, such payments or such conversions of debt to equity shall be deducted from the amount outstanding under the Debenture. In the event of such repayment or conversion, the Company shall retain the right to borrow additional sums under this Debenture so long as amounts outstanding shall not exceed Five Million Dollars.

6.2  Time is of the essence of this Debenture.

6.3 Neither the taking of any judgment or the exercise of any power of seizure or sale shall operate to extinguish the liabilities of the Company to make payment of the principal sum hereby secured or interest thereon nor shall such operate as a merger of a covenant or affect the right of the Debenture Holder to interest at the rate hereinbefore specified.

6.4 The Company agrees that neither the preparation nor the execution nor the registration of this Debenture shall bind the Debenture Holder to advance the monies hereby secured nor shall the advance of a part of the monies secured hereby bind the Debenture Holder to advance any unadvanced portion thereof, but nevertheless the charge hereby created shall take effect forthwith upon the execution of these presents by the Company, and the aforesaid legal and other fees and disbursements if not paid by the Company are to be secured by the charge hereby created whether or not the whole or any balance of the principal sum remains not advanced, and the said fees and disbursements shall remain payable forthwith without demand therefor with interest at the rate provided for in this Debenture, and in default all remedies hereunder and at law and in equity shall be exercisable.

6.5 This Debenture shall be interpreted under the laws of the State of Colorado, United States of America, and shall be deemed to be a Colorado contract.

6.6 This Debenture and all its provisions shall enure to the benefit of the Debenture Holder, its successors and assigns, and shall be binding upon the Company, its successors and assigns.

                                SCHEDULE A

to a Debenture of

TEXAS PETROLEUM CORPORATION, dated this 31st day of October 1992.

This Debenture will be secured by, and loan principal and interest will be repaid out of:

All Company assets of a like kind or nature hereafter acquired by the Company including but not limited to the E.T. "TeleManagement" System, 1-900 services, 1-800 services, VoiceMail services and Computer Centers, whether in substitution therefore or in addition thereto as more fully set forth in the Loan Agreement attached hereto and made a part hereof by this reference.